EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Daniel J. Doyle and Gayle Graham or either of them as attorney-in-fact to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-KSB of Central Valley Community Bancorp for the fiscal year ended December 31, 2001 and all amendments and/or supplements to this Annual Report on Form 10-KSB.

/s/ Daniel J. Doyle	Date: March 20, 2002
Daniel J. Doyle,
President and Chief Executive
Officer and Director (principal executive officer)

/s/ Gayle Graham	Date: March 20, 2002
Gayle Graham,
Senior Vice President and Chief Financial Officer
(principal accounting officer and principal financial officer)

/s/ Daniel N. Cunningham	Date: March 20, 2002
Daniel N. Cunningham,
Chairman of the Board and Director

/s/ David E. Cook	Date: March 20, 2002
David E. Cook,
Secretary and Director

Date: March 20, 2002
Elaine Bernard,
Director

/s/ Sidney B. Cox	Date: March 20, 2002
Sidney B. Cox,
Director

/s/ Edwin S. Darden	Date: March 20, 2002
Edwin S. Darden,
Director

/s/ Steven D. McDonald	Date: March 20, 2002
Steven D. McDonald,
Director

/s/ Louis McMurray	Date: March 20, 2002
Louis McMurray,
Director

/s/ Wanda Lee Rogers	Date: March 20, 2002
Wanda Lee Rogers,
Director

/s/ William S. Smittcamp	Date: March 20, 2002
William S. Smittcamp,
Director

/s/ Joseph B. Weirick	Date: March 20, 2002
Joseph B. Weirick,
Director